EXHIBIT 99.1

Cavium Networks Contact:

Art Chadwick Vice President of Finance and Administration and Chief Financial Officer Tel: (650) 623-7063	Angel Atondo Marketing Communications Manager Tel : (650) 623-7033 Email: angel.atondo@caviumnetworks.com

Email: art.chadwick@caviumnetworks.com

Cavium Networks
Announces Financial Results for Q3 2009

MOUNTAIN VIEW, Calif., October 27, 2009 – Cavium Networks, Inc. (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless and security applications, today announced financial results for the third quarter of 2009 ended September 30, 2009.

Revenue in the third quarter of 2009 was $25.9 million, a 14% sequential increase from the $22.8 million reported for the second quarter of 2009 and an increase of 6% from the $24.5 million reported for the third quarter of last year.

Generally Accepted Accounting Principles (GAAP) Results

Net loss for the third quarter of 2009, on a GAAP basis, was $4.2 million, or $0.10 per share, compared to a net loss of $6.2 million, or $0.15 per share in the second quarter of 2009, and net income of $1.8 million, or $0.04 per diluted share in the third quarter of last year. Gross margins were 51.5% in the third quarter of 2009 compared to 46.8% in the second quarter of 2009 and 58.8% in the third quarter of 2008. Total cash and cash equivalents were $70.7 million at September 30, 2009.

Non-GAAP Results

Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Non-GAAP financial measures in the third quarter of 2009 exclude expenses totaling $4.9 million related to stock-based compensation and related payroll expense, amortization of acquired intangible assets and acquisition related compensation expense and related payroll taxes. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

Net income for the third quarter of 2009, on a non-GAAP basis, was $0.8 million, or $0.02 per diluted share, compared with non-GAAP net loss of $1.0 million, or $0.02 per share in the second quarter of 2009 and net income of $4.6 million, or $0.11 per diluted share in the third quarter of last year. Gross margins, on a non-GAAP basis, were 55.7% in the third quarter of 2009 compared to 52.0% in the second quarter of 2009.

“We had record sales this quarter, due to primarily strong growth in our Enterprise and Data Center business driven by several new product ramps and a continuing recovery in the run rate business.  In addition, non-GAAP gross margins expanded 370 basis points sequentially, due to improved product mix, reduced product costs as well as improved manufacturing overhead absorption.  The increased sales along with expanding gross margins significantly improved sequential operating performance this quarter” said Syed Ali, president and CEO of Cavium Networks.  “We have recently introduced a number of new products, including our Next Generation OCTEON™ II family of multi-core processors (from one to 32 cores), our NITROX DPI Family of Layer 7 Content Processors, as well as our new ECONA ARM-Based processors for the connected home and office applications and the PureVu family of products for highly interactive video applications and display which helped drive extremely robust design win rates during the quarter”.

•	July 20, 2009 - Cavium Networks Introduces NITROX DPI Family of Layer 7 Content Processors. This family incorporates 3rd generation Cavium Networks Deep Packet Inspection technology that targets a wide range of applications including firewalls, intrusion prevention (IPS), gateway anti-virus, unified threat management and content-based QoS in routers, switches, and services blades for the Enterprise, Datacenter and Service Provider markets.

•	July 24, 2009 - Sanjay Mehrotra, president and chief operating officer of SanDisk Corp. (NASDAQ: SNDK) joined Cavium Networks’ Board of Directors.

•	September 8, 2009 – Cavium Networks’ ecosystem partners, D2 Technologies, Entropic, TeamF1, SoftAtHome, Tuxera, and Wind River announce support for ECONA™ Family of Super Energy Efficient ARM®-Based System-on-Chip processors.

•	September 8, 2009 - Cavium Networks Introduces ECONA Family of Super Energy Efficient ARM®-Based System-on-Chip (SoC) Processors for the Digital Home.

•	September 8, 2009 - Sumitomo Electric Networks Inc. selects the new Super Energy Efficient ECONA™ processors to power their next generation Fiber to the Home (FTTH) Gateways.

•	September 16, 2009 - Aricent and Cavium Networks collaborate to provide LTE Evolved Packet Core Solutions. The companies offer pre-optimized, performance-enhanced and highly-scalable EPC Serving Gateway (SGW), PDN Gateway (PGW) and Mobility Management Entity (MME) ready-to-use software frameworks for Cavium’s OCTEON™ Multi-core MIPS64® processor family.

•	September 22, 2009 - GE Fanuc Intelligent Platforms and Cavium Networks collaborate to bring low power multicore solutions to military and aerospace customers.

•	October 7, 2009 – Hitachi, Ltd. integrated the Cavium Networks’ NITROX PX Security Adapters in the recently introduced BladeSymphony® 320 Server family to deliver record crypto performance.

•	Oct. 12, 2009 – Cavium Networks announced the demonstration of OCTEON™ multi-core MIPS64 storage processors at the Storage Networking World Conference in Phoenix, Arizona. OCTEON’s Intelligent Storage Service Processors (SSP) are being designed into and targeted for an array of storage applications in the cloud infrastructure.

•	October 19th, 2009 – MontaVista® Software, Inc., the leader in embedded Linux® commercialization, announced the next release of their market leading Carrier Grade Edition (CGE) Linux, which supports the OCTEON® Multi-core MIPS64® processors.

•	Oct. 22, 2009 – Cavium Networks announced that it had been ranked among the fastest growing companies in North America on Deloitte’s Technology Fast 500™ list. Rankings are based on percentage of fiscal year revenue growth during the five year period from 2004–2008, during which time Cavium Networks grew revenue 1,069 percent.

Conference Call

Cavium Networks, Inc. will broadcast its third quarter 2009 financial results conference call today, October 27th, 2009, at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 20 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks’ principal offices are in Mountain View, California with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2009	June 30, 2009
Net revenue	$25,894	$22,804
Cost of revenue	12,567	12,139

Gross profit	13,327	10,665

Operating expenses:
Research and development	10,629	10,274
Sales, general and administrative	6,647	6,526

Total operating expenses	17,276	16,800

Loss from operations	(3,949)	(6,135)

Other income (expense), net:
Interest expense	(54)	(67)
Interest income and other	4	90

Total other income (expense), net	(50)	23

Loss before provision for income taxes	(3,999)	(6,112)
Provision for income taxes	167	56

Net loss	$(4,166)	$(6,158)

Net loss per common share, basic and diluted	$(0.10)	$(0.15)
Shares used in computing basic and diluted net loss per common share	41,447	41,212

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data and percentages)

Reconciliation of GAAP research and development expenses to
non-GAAP:	Three Months Ended
	September 30, 2009	June 30,	2009
GAAP research and development expense	$10,629	$10,274
Stock-based compensation and related payroll taxes	(1,522)	(1,441)
Acquisition related compensation expense and related payroll taxes	(754)	(754)
Restructuring	—	(221)

Non-GAAP research and development expenses	$8,353	$7,858

Reconciliation of GAAP sales, general and administrative expenses to non-GAAP:
GAAP sales, general and administrative expenses	$6,647	$6,526
Stock-based compensation and related payroll taxes	(1,491)	(1,461)
Restructuring	—	(95)
Amortization of acquired intangibles	(35)	(35)
Acquisition related compensation expense and related payroll taxes	(18)	(18)

Non-GAAP sales, general and administrative expenses	$5,103	$4,917

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data and percentages)

	Three Months Ended
Reconciliation of GAAP gross profit & margin to non-GAAP:	September 30, 2009	June 30, 2009
Net revenue	$25,894	$22,804
GAAP gross profit	13,327	10,665
GAAP gross margin	51.5%	46.8%
Amortization of acquired intangibles:
Cost of revenue	1,008	1,021
Stock-based compensation and related payroll taxes:
Cost of revenue	96	80
Fair value adjustment of acquired inventory	—	87

Non-GAAP gross profit	$14,431	$11,853

Non-GAAP gross margin	55.7%	52.0%

	Three Months Ended

Reconciliation of GAAP loss from operations to non-GAAP:	September 30, 2009	June 30, 2009
GAAP loss from operations	$(3,949)	$(6,135)
Amortization of acquired intangibles	1,043	1,056
Stock-based compensation and related payroll taxes	3,109	2,982
Restructuring	—	316
Acquisition related compensation expenses and related payroll taxes	772	772
Fair value adjustment of acquired inventory	—	87

Non-GAAP income (loss) from operations	$975	$(922)

Non-GAAP income (loss) from operations as a percentage of revenue	3.8%	-4.0%

	Three Months Ended

Reconciliation of GAAP net loss to non-GAAP:	September 30, 2009	June 30, 2009
GAAP loss from operations	$(4,166)	$(6,168)
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes:
Cost of revenue	96	80
Research and development	1,522	1,441
Sales, general and administrative	1,491	1,461
Amortization of acquired intangibles:
Cost of revenue	1,008	1,021
Sales, general and administrative	35	35
Fair value adjustment of acquired inventory	—	87
Restructuring	—	316
Acquisition related compensation expense and related payroll taxes	772	772
Total of non-GAAP adjustments	4,924	5,213

Non-GAAP net income (loss)	$758	$(955)

GAAP net loss per share (diluted)	$(0.10)	$(0.15)

Non-GAAP adjustments detailed above	$0.12	$0.13
Non-GAAP net income (loss) per share (diluted)	$0.02	$(0.02)

GAAP weighted average shares (diluted)	41,447	41,212
Non-GAAP share adjustment	4,528	—
Non-GAAP weighted average shares (diluted)	45,975	41,212

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	As of
Assets	September 30, 2009	June 30, 2009
Current assets:
Cash and cash equivalents	$70,693	$66,747
Accounts receivable, net	11,717	15,292
Inventories	18,313	16,484
Prepaid expenses and other current assets	2,941	3,149

Total current assets	103,664	101,672
Property and equipment, net	8,404	8,853
Intangible assets, net	13,120	14,433
Goodwill	13,027	13,047
Other assets	433	447

Total assets	$138,648	$138,452

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,102	$7,473
Accrued expenses and other current liabilities	3,081	2,706
Deferred revenue	1,444	1,676
Capital lease and technology license obligations, current	2,886	2,476

Total current liabilities	14,513	14,331
Capital lease and technology license obligations, net of current	449	892
Other non-current liabilities	1,665	1,430

Total liabilities	16,627	16,653

Stockholders’ equity
Common stock	42	41
Additional paid-in capital	196,069	191,682
Accumulated deficit	(74,090)	(69,924)

Total stockholders’ equity	122,021	121,799
Total liabilities and stockholders’ equity	$138,648	$138,452